UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES
OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Turning Point Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0709285
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5201 Interchange Way Louisville, Kentucky 40229 (502) 778-4421	40229
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-207816

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock of Turning Point Brands, Inc. (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Dividend Policy,” “Description of Capital Stock” and “Shares Eligible for Future Sale” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-207816),  initially filed with the Securities and Exchange Commission on November 5, 2015 under the Securities Act of 1933, as amended, and will be set forth in any form of prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

         In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Turning Point Brands, Inc.

Dated: May 4, 2016

	By:	/s/ James Dobbins
	Name:	James Dobbins
	Title:	Senior Vice President, General Counsel and Secretary